Press Release For immediate release
Invesco Reports Results for Year and Three Months Ended December 31, 2008 Investor Relations Contact: Aaron Uhde 404-479-2956 Media Relations Contact: Doug Kidd 404-479-2922

Atlanta, January 30, 2009 – Invesco Ltd. (NYSE: IVZ) reported net income of $481.7 million for the year ended December 31, 2008 (year ended December 31, 2007: $673.6 million). Diluted earnings per share were $1.21 for the year (2007: $1.64). Operating income was $747.8 million for the year (2007: $994.3 million).

Invesco reported net income of $31.9 million for the quarter ended December 31, 2008 (quarter ended September 30, 2008: $131.8 million). Diluted earnings per share were $0.08 for the fourth quarter (third quarter: $0.33). Operating income was $84.5 million for the fourth quarter (third quarter: $195.2 million). The results include $21.1 million of costs relating to savings initiatives and vacated properties, $14.2 million in investment write-downs and $7.7 million of foreign exchange losses. These items combined to reduce diluted earnings per share by $0.09.

“Throughout 2008 and particularly during the fourth quarter, our industry faced unprecedented market challenges,” said Martin L. Flanagan, president and CEO.  “In spite of this, by maintaining our focus on disciplined management, Invesco significantly improved its investment performance and strengthened its business in key areas.  Looking to 2009, we will continue to execute our multi-year strategy and leverage our strong investment performance to further enhance our ability to compete effectively over the long term.”

	Year Ended December 31,	Year Ended December 31,
	2008	2007
Operating revenues	$3,307.6m	$3,878.9m
Net revenues(1)	$2,489.4m	$2,888.4m
Net operating margin(2)	31.6%	36.0%
Net income	$481.7m	$673.6m
Diluted EPS	$1.21	$1.64
Average assets under management (in billions)	$440.6	$489.1
(1)

Net revenues are operating revenues less third-party distribution, service and advisory expenses plus our proportional share of the net revenues of our joint venture investments. See the Schedule of Non-GAAP Information on page 8 for the reconciliation of operating revenues to net revenues.

(2)	Net operating margin is net operating income divided by net revenues. See the Schedule of Non-GAAP Information on page 8 for the reconciliation of operating income to net operating income.

                                                                                                                                                                                                                                             ________________________

                                                                                                                                                                                                                                              Invesco Ltd.

                                                                                                                                                                                                                                              Two Peachtree Pointe

                                                                                                                                                                                                                                              1555 Peachtree Street, N.E.

                                                                                                                                                                                                                                              Atlanta, GA 30309

                                                                                                                                                                                                                                              Telephone: 404 479 1095

	Q408	Q308
Operating revenues	$634.4m	$827.2m
Net revenues(1)	$481.9m	$618.0m
Net operating margin(2)	19.0%	32.7%
Decline in net operating margin due to $21.1m in Q4 charges (3Q credit: $3.3m)	4.4%	(0.5%)
Net income	$31.9m	$131.8m
Diluted EPS	$0.08	$0.33
Decline in diluted EPS due to $33.5m Q4 charges, net of tax (Q3 charges: $8.3m, net of tax)	$0.09	$0.02
Average assets under management (in billions)	$356.8	$448.3
(1)

Net revenues are operating revenues less third-party distribution, service and advisory expenses plus our proportional share of the net revenues of our joint venture investments. See the Schedule of Non-GAAP Information on page 8 for the reconciliation of operating revenues to net revenues.

(2)	Net operating margin is net operating income divided by net revenues. See the Schedule of Non-GAAP Information on page 8 for the reconciliation of operating income to net operating income.

Operating expenses for the fourth quarter included $21.1 million ($14.2 million after tax) in costs related to savings initiatives of $16.0 million (third quarter: $0 million) and charges of $5.1 million related to vacating leased property (third quarter: credit of $3.3 million, $2.4 credit after tax). These items combined to reduce net operating margin by 4.4% (third quarter: increase by 0.5%). Non-operating items for the fourth quarter included write-downs of $14.2 million ($13.8 million after tax) related to the company’s investments in certain collateralized loan obligations and other seed money (third quarter: $9.4 million, $9.2 million after tax) and $7.7 million ($5.5 million after tax) related to unrealized foreign exchange losses (third quarter: $2.1 million, $1.5 million after tax). These charges had a combined effect of reducing our diluted earnings per share by $0.09 (third quarter: $0.02).

Assuming a continuation of year-end 2008 market and foreign exchange levels, Invesco expects to decrease 2009 total operating expenses by 17.6% to $2,110 million from $2,560 million in 2008.

Assets Under Management

Assets under management (AUM) at December 31, 2008 were $357.2 billion (September 30, 2008: $409.6 billion). The decline in AUM during the fourth quarter was due to reduced market values, the impact of less favorable foreign exchange rates, and total net outflows (long-term net flows plus net flows in institutional money market funds). Average AUM during the fourth quarter were $356.8 billion, compared to $448.3 billion for the third quarter.

Market declines led to a $33.7 billion reduction in AUM during the fourth quarter compared to a reduction of $29.6 billion in the third quarter. Foreign exchange rate movements led to a $16.7 billion reduction in AUM during the fourth quarter compared to a reduction of $11.0 billion in the third quarter.

The level of total net outflows improved by $9.1 billion to $2.0 billion for the fourth quarter from $11.1 billion in the third quarter. These net outflows comprised $4.4 billion in long-term net outflows (third quarter: net outflows of $3.0 billion) offset by institutional money market net inflows of $2.4 billion (third quarter: net outflows of $8.1 billion).  Further analysis of AUM is included in the supplemental schedules to this release.

Earnings Summary

Operating revenues decreased 23.3% to $634.4 million in the fourth quarter (from $827.2 million in the third quarter), consistent with the decline in average AUM during the period. Operating revenues for the fourth quarter included performance fees of $23.8 million generated mainly in our quantitative strategies business and in the UK (third quarter: $18.1 million).Net revenues were $481.9 million for the fourth quarter (third quarter: $618.0 million). See the Schedule of Non-GAAP Information on page 8 for a reconciliation of operating revenues to net revenues.

Employee compensation costs decreased 10.6% to $236.0 million for the fourth quarter from $264.1 million for the third quarter. The decrease was primarily the result of reductions in share-based compensation and pension costs, offset by bonus costs associated with improved investment performance and performance fee revenues. In addition, compensation costs include $12.1 million of the $16.0 million related to savings initiatives incurred during the fourth quarter.

Third-party distribution, service and advisory costs decreased 26.4% to $162.6 million for the fourth quarter from $220.9 million for the third quarter, consistent with the decline in investment management and service and distribution fees.

Marketing expenses decreased by 10.1% to $31.3 million for the fourth quarter from $34.8 million for the third quarter due to lower marketing support payments.

Property, office and technology costs increased 14.9% to $58.0 million for the fourth quarter from $50.5 million for the third quarter primarily due to costs related to vacating leased property totaling $5.1 million. The third quarter included a reduction in property, office and technology costs of $3.3 million due to a downward adjustment in rent costs for sublet office property.

General and administrative costs increased 0.5% to $62.0 million for the fourth quarter from $61.7 million for the third quarter. Included in the fourth quarter costs are $3.9 million of the $16.0 million related to savings initiatives.

The effective tax rate, after minority interests, increased to 52.9% for the fourth quarter from 27.2% for the third quarter. The increase is largely the result of the investment write-downs that occurred in zero or low-tax rate jurisdictions, which provided no associated tax benefits. The third quarter included the release of $9.9 million of our FIN 48 income tax reserve.

Capital Management

During the fourth quarter, the company repaid a net $160.0 million on its credit facility (third quarter: net repayments of $15.0 million).  The company had cash and cash equivalents of $585.2 million at December 31, 2008 (September 30, 2008: $740.6 million). During the fourth quarter there were no market purchases under the share repurchase program.

Beginning in 2008, Invesco declares and pays dividends on a quarterly basis.  On January 29, 2009, the company declared a fourth quarter cash dividend of $0.10 per share to holders of our common stock. The dividend is payable on March 11, 2009, to shareholders of record at the close of business on February 25, 2009.  The total dividend for 2008 represents a 4.2% increase over the 2007 total dividend of $0.384 per share.

# # #

Invesco is a leading independent global investment management company, dedicated to helping people worldwide build their financial security.  By delivering the combined power of our distinctive worldwide investment management capabilities, including AIM, Atlantic Trust, Invesco, Perpetual, PowerShares, Trimark, and WL Ross, Invesco provides a comprehensive array of enduring investment solutions for retail, institutional and high net worth clients around the world.  Operating in 20 countries, the company is listed on the New York Stock Exchange under the symbol IVZ.  Additional information is available at www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, Friday, January 30, 2009, at 9:00 a.m. ET, by dialing one of the following numbers: 1-888-455-2053 for U.S. and Canadian callers and 0800-279-9630 for U.K. callers or 1-517-268-4676 for international callers. An audio replay of the conference call will be available until Monday, February 16, 2009, at 5:00 p.m. ET by calling 1-866-431-2895 for U.S. and Canadian callers or 1-203-369-0949 for international callers. The presentation will be made available via a simultaneous Webcast at www.invesco.com. The presentation slides that will be reviewed during the conference call will also be available on Invesco’s Web site at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, AUM, acquisitions, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s Web site at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.

Condensed Consolidated Income Statements

(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Q408	Q308	% Change	Q407	% Change
Operating revenues
Investment management fees	$478.5	$664.9	(28.0)%	$816.4	(41.4)%
Performance fees	23.8	18.1	31.5%	13.1	81.7%
Service and distribution fees	101.4	129.4	(21.6)%	150.8	(32.8)%
Other	30.7	14.8	107.4%	42.8	(28.3)%
Total operating revenues	634.4	827.2	(23.3)%	1,023.1	(38.0)%

Operating expenses
Employee compensation	236.0	264.1	(10.6)%	286.3	(17.6)%
Third-party distribution, service and advisory	162.6	220.9	(26.4)%	284.9	(42.9)%
Marketing	31.3	34.8	(10.1)%	43.9	(28.7)%
Property, office and technology	58.0	50.5	14.9%	60.3	(3.8)%
General and administrative	62.0	61.7	0.5%	104.0	(40.4)%
Total operating expenses	549.9	632.0	(13.0)%	779.4	(29.4)%

Operating income	84.5	195.2	(56.7)%	243.7	(65.3)%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	11.3	8.0	41.3%	21.0	(46.2)%
Interest income	7.2	8.0	(10.0)%	11.8	(39.0)%
Gains and losses of consolidated investment products, net	(56.8)	2.8	N/A	55.8	N/A
Interest expense	(17.8)	(18.3)	(2.7)%	(17.7)	0.6%
Other gains and losses, net	(21.9)	(10.4)	110.6%	6.3	N/A
Income before income taxes and minority interest	6.5	185.3	(96.5)%	320.9	(98.0)%
Income tax provision	(35.8)	(49.2)	(27.2)%	(91.3)	(60.8)%
Income before minority interest	(29.3)	136.1	N/A	229.6	N/A
Minority interest (income)/losses of consolidated entities, net of tax	61.2	(4.3)	N/A	(53.7)	N/A
Net income	$31.9	$131.8	(75.8)%	$175.9	(81.9)%

Earnings per share:
---basic	$0.08	$0.34	(75.7)%	$0.45	(81.4)%
---diluted	$0.08	$0.33	(75.5)%	$0.43	(81.2)%

Average shares outstanding:
---basic	384.1	386.0	(0.5)%	393.6	(2.4)%
---diluted	393.3	397.9	(1.1)%	407.6	(3.5)%

Ending Headcount	5,325	5,354	(0.5)%	5,475	(2.7)%
Ending AUM (in billions)	$357.2	$409.6	(12.8)%	$500.1	(28.6)%

Invesco Ltd.

Consolidated Income Statements

(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Year Ended December 31,
	2008	2007	% Change
Operating revenues
Investment management fees	$2,617.8	$3,080.1	(15.0)%
Performance fees	75.1	70.3	6.8%
Service and distribution fees	512.5	593.1	(13.6)%
Other	102.2	135.4	(24.5)%
Total operating revenues	3,307.6	3,878.9	(14.7)%

Operating expenses
Employee compensation	1,055.8	1,137.6	(7.2)%
Third-party distribution, service and advisory	875.5	1,051.1	(16.7)%
Marketing	148.2	157.6	(6.0)%
Property, office and technology	214.3	242.5	(11.6)%
General and administrative	266.0	295.8	(10.1)%
Total operating expenses	2,559.8	2,884.6	(11.3)%

Operating income	747.8	994.3	(24.8)%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	46.8	48.1	(2.7)%
Interest income	37.2	48.5	(23.3)%
Gains and losses of consolidated investment products, net	(58.0)	214.3	N/A
Interest expense	(76.9)	(71.3)	7.9%
Other gains and losses, net	(39.9)	9.9	N/A
Income before income taxes and minority interest	657.0	1,243.8	(47.2)%
Income tax provision	(236.0)	(357.3)	(33.9)%
Income before minority interest	421.0	886.5	(52.5)%
Minority interest (income)/losses of consolidated entities, net of tax	60.7	(212.9)	N/A
Net income	$481.7	$673.6	(28.5)%

Earnings per share:
---basic	$1.25	$1.69	(26.3)%
---diluted	$1.21	$1.64	(26.2)%

Average shares outstanding:
---basic	386.4	398.0	(2.9)%
---diluted	397.5	410.3	(3.1)%

Ending Headcount	5,325	5,475	(2.7)%
Ending AUM (in billions)	$357.2	$500.1	(28.6)%

Invesco Ltd.

Schedule of Non-GAAP Information

(Unaudited, in millions)

The following is a reconciliation of operating revenues, operating income and operating margin on a U.S. GAAP basis to net revenues, net operating income and net operating margin(1).

	Q408	Q308	Q407
Operating revenues, GAAP basis	$634.4	$827.2	$1,023.1
Third-party distribution, service and advisory expenses	(162.6)	(220.9)	(284.9)
Proportional share of revenues, net of third-party distribution expenses, from joint venture investments	10.1	11.7	28.5
Net revenues(1)	$481.9	$618.0	$766.7

Operating income, GAAP basis	$84.5	$195.2	$243.7
Proportional share of operating income from joint venture investments	7.0	7.0	19.8
Net operating income(1)	$91.5	$202.2	$263.5

Operating margin*	13.3%	23.6%	23.8%
Net operating margin**(1)	19.0%	32.7%	34.4%

	For year ended
	Dec 31, 2008	Dec 31, 2007
Operating revenues, GAAP basis	$3,307.6	$3,878.9
Third-party distribution, service and advisory expenses	(875.5)	(1,051.1)
Proportional share of revenues, net of third-party distribution expenses, from joint venture investments	57.3	60.6
Net revenues(1)	$2,489.4	$2,888.4

Operating income, GAAP basis	747.8	$994.3
Proportional share of operating income from joint venture investments	39.7	45.5
Net operating income(1)	$787.5	$1,039.8

Operating margin*	22.6%	25.6%
Net operating margin**(1)	31.6%	36.0%

* **	Operating margin is equal to operating income divided by operating revenues. Net operating margin is equal to net operating income divided by net revenues.

(1)

Net revenues, net operating income and net operating margin are non-GAAP financial measures. Management believes that these measures are additional meaningful measures to evaluate our operating performance. The most comparable U.S. GAAP measures are operating revenues, operating income and operating margin. Management believes that the deduction of third-party distribution, service and advisory expenses from operating revenues in the computation of net revenues and the related computation of net operating margin provides useful information to investors because the distribution, service and advisory fee amounts represent costs that are passed through to external parties, which essentially are a share of the related revenues.  Management also believes that the addition of our proportional share of revenues, net of distribution expenses, from joint venture investments in the computation of net revenues and the addition of our proportional share of operating income in the related computations of net operating income and net operating margin also provide useful information to investors, as management considers it appropriate to evaluate the contribution of its joint venture investments to the operations of the business. Net revenues, net operating income and net operating margin should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

Invesco Ltd.

Quarterly Assets Under Management

(in billions)	Q408	Q308	% Change	Q407
Beginning Assets	$409.6	$461.3	(11.2)%	$507.2
Long-term inflows	15.5	16.8	(7.7)%	30.9
Long-term outflows	(19.9)	(19.8)	(0.5)%	(35.9)
Long-term net flows	(4.4)	(3.0)	(46.7)%	(5.0)
Net flows in money market funds	2.4	(8.1)	N/A	3.5
Market gains and losses/reinvestment	(33.7)	(29.6)	(13.9)%	(5.0)
Foreign currency	(16.7)	(11.0)	(51.8)%	(0.6)
Ending Assets	$357.2	$409.6	(12.8)%	$500.1

Average long-term AUM	$280.8	$364.4	(22.9)%	$440.7
Average institutional money market AUM	76.0	83.9	(9.4)%	69.2
Average AUM	$356.8	$448.3	(20.4)%	$509.9
Net revenue yield on AUM (annualized)(a)	54.0bps	55.1bps		60.1bps
Net revenue yield on AUM before performance fees (annualized)(a)	51.4bps	53.5bps		59.4bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
September 30, 2008(c)	$409.6	$192.8	$201.6	$15.2
Long-term inflows	15.5	9.4	4.8	1.3
Long-term outflows	(19.9)	(12.1)	(6.6)	(1.2)
Long-term net flows	(4.4)	(2.7)	(1.8)	0.1
Net flows in money market funds	2.4	--	2.4	--
Market gains and losses/reinvestment	(33.7)	(25.2)	(6.6)	(1.9)
Foreign currency	(16.7)	(15.5)	(1.2)	--
December 31, 2008	$357.2	$149.4	$194.4	$13.4

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alter-natives(b)
September 30, 2008(c)	$409.6	$169.1	$61.7	$40.5	$81.8	$56.5
Long-term inflows	15.5	7.2	3.4	2.0	0.9	2.0
Long-term outflows	(19.9)	(9.8)	(3.2)	(2.7)	(1.0)	(3.2)
Long-term net flows	(4.4)	(2.6)	0.2	(0.7)	(0.1)	(1.2)
Net flows in money market funds	2.4	--	--	--	2.4	--
Market gains and losses/reinvestment	(33.7)	(26.6)	0.2	(4.2)	0.3	(3.4)
Foreign currency	(16.7)	(11.4)	(1.5)	(2.8)	(0.2)	(0.8)
December 31, 2008	$357.2	$128.5	$60.6	$32.8	$84.2	$51.1

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Europe	Asia
September 30, 2008(c)	$409.6	$255.4	$33.1	$69.4	$25.7	$26.0
Long-term inflows	15.5	8.5	0.8	2.9	2.4	0.9
Long-term outflows	(19.9)	(10.8)	(1.7)	(2.1)	(3.1)	(2.2)
Long-term net flows	(4.4)	(2.3)	(0.9)	0.8	(0.7)	(1.3)
Net flows in money market funds	2.4	1.9	--	0.3	0.3	(0.1)
Market gains and losses/reinvestment	(33.7)	(22.4)	(3.6)	(2.5)	(2.2)	(3.0)
Foreign currency	(16.7)	--	(4.5)	(11.3)	(0.8)	(0.1)
December 31, 2008	$357.2	$232.6	$24.1	$56.7	$22.3	$21.5

(a)	Net revenue yield on AUM is equal to net revenues divided by average AUM. See the Schedule of Non-GAAP Information on page 8 of this release for a reconciliation of operating revenues to net revenues.
(b)	The alternatives asset class includes real estate, private equity and absolute return strategies.
(c)	Certain beginning balances were adjusted to reflect a refinement to asset classifications.

Invesco Ltd.

Year-to-Date Assets Under Management

(in billions)	Dec 31, 2008	Dec 31, 2007	% Change
Beginning Assets	$500.1	$462.6	8.1%
Long-term inflows	72.7	119.9	(39.4)%
Long-term outflows	(94.6)	(123.3)	(23.3)%
Long-term net flows	(21.9)	(3.4)	N/A
Net flows in money market funds	8.4	10.1	(16.8)%
Market gains and losses/reinvestment	(102.8)	20.0	N/A
Foreign currency	(26.6)	10.8	N/A
Ending Assets	$357.2	$500.1	(28.6)%

Average long-term AUM	$360.8	$424.2	(14.9)%
Average institutional money market AUM	79.8	64.9	23.0%
Average AUM	$440.6	$489.1	(9.9)%
Net revenue yield on AUM (annualized)(a)	56.5bps	59.1bps
Net revenue yield on AUM before performance fees (annualized)(a)	54.8bps	57.7bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2007(c)	$500.1	$264.5	$218.2	$17.4
Long-term inflows	72.7	48.1	19.7	4.9
Long-term outflows	(94.6)	(58.7)	(31.2)	(4.7)
Long-term net flows	(21.9)	(10.6)	(11.5)	0.2
Net flows in money market funds	8.4	--	8.4	--
Market gains and losses/reinvestment	(102.8)	(79.2)	(19.4)	(4.2)
Foreign currency	(26.6)	(25.3)	(1.3)	--
December 31, 2008	$357.2	$149.4	$194.4	$13.4

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alter-natives(b)
December 31, 2007(c)	$500.1	$245.6	$67.9	$48.8	$75.4	$62.4
Long-term inflows	72.7	38.2	13.8	9.0	3.7	8.0
Long-term outflows	(94.6)	(52.8)	(17.4)	(10.3)	(3.7)	(10.4)
Long-term net flows	(21.9)	(14.6)	(3.6)	(1.3)	--	(2.4)
Net flows in money market funds	8.4	--	--	--	8.4	--
Market gains and losses/reinvestment	(102.8)	(84.5)	(1.3)	(10.2)	0.7	(7.5)
Foreign currency	(26.6)	(18.0)	(2.4)	(4.5)	(0.3)	(1.4)
December 31, 2008	$357.2	$128.5	$60.6	$32.8	$84.2	$51.1

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Europe	Asia
December 31, 2007(c)	$500.1	$289.8	$46.7	$89.1	$37.6	$36.9
Long-term inflows	72.7	36.2	2.9	17.2	10.0	6.4
Long-term outflows	(94.6)	(46.4)	(9.7)	(9.9)	(16.8)	(11.8)
Long-term net flows	(21.9)	(10.2)	(6.8)	7.3	(6.8)	(5.4)
Net flows in money market funds	8.4	4.5	--	0.2	1.2	2.5
Market gains and losses/reinvestment	(102.8)	(51.5)	(8.5)	(21.5)	(8.1)	(13.2)
Foreign currency	(26.6)	--	(7.3)	(18.4)	(1.6)	0.7
December 31, 2008	$357.2	$232.6	$24.1	$56.7	$22.3	$21.5

(a)	Net revenue yield on AUM is equal to net revenues divided by average AUM. See the Schedule of Non-GAAP Information on page 8 of this release for a reconciliation of operating revenues to net revenues.
(b)	The alternatives asset class includes real estate, private equity and absolute return strategies.
(c)	Certain beginning balances were adjusted to reflect a refinement to asset classifications.

Invesco Ltd.

Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	95%	92%	94%	94%	90%	88%
	U.S. Growth	32%	64%	64%	47%	48%	44%
	U.S. Value	19%	4%	3%	14%	3%	3%
	Sector	27%	12%	79%	41%	36%	56%
	UK	99%	94%	99%	97%	94%	100%
	Canadian	88%	63%	25%	78%	56%	23%
	Asian	53%	82%	87%	55%	74%	69%
	European	62%	92%	95%	72%	88%	74%
	Global	53%	56%	84%	63%	37%	20%
	Global Ex U.S. and Emerging Markets	92%	96%	97%	92%	98%	71%
Balanced
	Balanced	67%	51%	53%	71%	35%	51%
Fixed Income
	Money Market	59%	58%	58%	97%	95%	95%
	U.S. Fixed Income	42%	25%	23%	55%	55%	61%
	Global Fixed Income	62%	65%	69%	60%	58%	60%

Note:

Peer group rankings represent the most recently available.  For most products the rankings are as of 12/31/08.  Exceptions include institutional products (9/30/08) and Australian retail (11/30/08).   Includes assets with a minimum 1-year composite track record and populated benchmark return (for % assets ahead of benchmark) or peer groups (for % assets in top half of peer group).  AUM measured in the one, three, and five year quartile rankings represents 66%, 65%, and 58% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one, three, and five year basis represents 82%, 78%, and 74%  of total Invesco AUM, respectively, as of 12/31/08.  Excludes Invesco PowerShares, stable value, alternatives, Wilbur Ross, Invesco Private Capital, direct real estate products and CLOs.  Certain funds and products were excluded from the analysis because of limited benchmark or peer group data.  Had these been available, results may have been different.  These results are preliminary and subject to revision.  Performance assumes the reinvestment of dividends.  Past performance is not indicative of future results and may not reflect an investor’s experience.